Exhibit 99.1

PULSE BIOSCIENCES, Inc. Announces CLOSING OF its $45 million RIGHTS OFFERING

HAYWARD, Calif. - (BUSINESS WIRE) – December 14, 2018 – Pulse Biosciences, Inc. (Nasdaq: PLSE) (“Pulse Biosciences” or the “Company”), a novel medical therapy company bringing to market its proprietary CellFX™ Nano-Pulse Stimulation™ (NPS™) platform, announced today that its rights offering has closed.

The rights offering resulted in the issuance of 3,581,148 shares of the Company’s common stock at a price of $12.5658 per share for total gross proceeds of $45 million to the Company. Investors who have participated in the rights offering should expect to see the shares issued to them in book-entry or, uncertificated, form. Any excess subscription payments received by Broadridge Corporate Issuer Solutions, Inc. (the “Subscription Agent”) will be returned by the Subscription Agent to investors by mail, without interest or penalty, through the same method by which they participated in the rights offering. After giving effect to the rights offering, the Company has 20,578,904 shares of common stock issued and outstanding.

Robert W. Duggan, the chairman of the Company’s board of directors and the beneficial owner of approximately 35% of the Company’s outstanding common stock prior to this rights offering, participated in the rights offering and purchased an aggregate of 3,146,226 shares for an additional investment of approximately $39.5 million. After giving effect to the rights offering, Mr. Duggan is the beneficial owner of approximately 44% of the Company’s outstanding common stock.

A registration statement relating to the shares of common stock was previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on November 6, 2018. A prospectus relating to the offering was filed with the SEC on November 19, 2018 and is available on the SEC’s website. Subscription rights that were not exercised by 5:00 p.m. Eastern Time on December 6, 2018 have expired.

About Pulse Biosciences

Pulse Biosciences is a novel medical therapy company bringing to market its proprietary CellFX™ Nano-Pulse Stimulation™ (NPS™) platform. The Company’s CellFX NPS platform provides a novel, precise, non-thermal treatment technology delivering nanosecond duration energy pulses that impact cells in treated tissue while sparing acellular tissue. NPS’s unique mechanism of action disrupts the functions of internal cell structures while maintaining the outer cell membrane initiating a cascade of events within the cell that results in regulated cell death. The novel characteristics of the Company’s NPS mechanism of action has the potential to significantly benefit patients across multiple medical applications, including dermatology, the Company’s first planned commercial application. In pre-clinical studies, NPS has demonstrated an ability to induce immunogenic cell death in several cancer cell lines. The Company believes its NPS platform may play a role in immuno-oncology as a focal tumor treatment that can initiate an adaptive immune response. More information can be found at www.pulsebiosciences.com.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding the results of its rights offering, financing plans, use of proceeds received in the rights offering, regulatory clearance and the timing of FDA filings or approvals, the mechanism of action of NPS treatments, current and planned future clinical studies, other matters related to its pipeline of product candidates, future financial performance, anticipated cash use and other future events.  These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Caution: Pulse Biosciences’ Nano-Pulse Stimulation (NPS) and CellFX system are for investigational use.

Investor Relations:

Brian Dow

Sr. Vice President and Chief Financial Officer

IR@pulsebiosciences.com

Gitanjali Jain Ogawa

Solebury Trout

gogawa@troutgroup.com

646-378-2949

or

Media:

Tosk Communications

Nadine D. Tosk, 504-453-8344

nadinepr@gmail.com